Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-02505 and 333-64040 of C-COR Incorporated on Form S-8 of our report dated June 15, 2006, appearing in this Annual Report on Form 11-K of C-COR Incorporated Retirement Savings and Profit Sharing Plan for the year ended December 31, 2005.

/s/ Parente Randolph, LLC

Wilkes-Barre, Pennsylvania

June 26, 2006